EXHIBIT 32.1
SECTION 1350 CERTIFICATION of PRESIDENT AND CHIEF EXECUTIVE OFFICER
The undersigned herby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q, that:
•	the report fully complies with the requirements of Sections 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

•	the information contained in the report fairly presents, in all material respects, the Corporation’s consolidated financial condition and results of operations.
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the report or as a separate disclosure document.

/s/ Francis J. Evanitsky Francis J. Evanitsky, President and Chief Executive Officer

Dated: 05-07-2010